EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is made effective as the 29th day of August, 2008 (the "Effective Date"), by and between Heath XS, LLC, a New Jersey limited liability company (the "Company"), and Jeffrey L. Heath, an individual (the "Executive").

Recitals:

A. The Company is an underwriting agency and provides professional underwriting management services.

B. The Company desires to employ the Executive pursuant to the terms of this Agreement, and the Executive desires to accept such employment.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

Agreement:

1. **Appointment and Duties.** The Company employs the Executive on the terms and conditions set forth herein, and the Executive accepts such employment. The Executive shall initially serve as President – Heath XS, and shall perform all duties and functions reasonably appurtenant to such position and as directed by the President and Chief Executive Officer of Hallmark Financial Services, Inc. ("Parent") or Board of Managers of the Company. The Company, at the direction of the President and Chief Executive Officer of Parent or the Board of Managers of the Company, may from time to time redefine the title and duties of the Executive in furtherance of the business of the Company or affiliated companies of Parent. The Executive shall perform his duties in accordance with, and shall at all times strictly adhere to, all rules, regulations and policies as may be adopted from time to time by Parent or the Company.

2. **Full Time Employment.** The Executive agrees that, during the term of his employment by the Company, he will devote his full working time, attention and energies to the diligent performance of his duties as an employee of the Company. The Executive shall not, without the prior written consent of Parent, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other individual, corporation, partnership, governmental authority or other entity; (b) engage in any business venture or business activity which Parent may in good faith consider to be competitive with or adverse to the business of the Company or its affiliates, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise (except that the ownership of not more than one per cent of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation hereof); or (c) engage in any venture or activity which Parent may in good faith consider to interfere with Executive's performance of his duties hereunder.

3. Compensation. All compensation shall be payable to the Executive in accordance with the Company's customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law. The Executive shall receive a base salary of $300,000.00 per year. Such salary shall be reviewed annually and may be increased, but not decreased, in the sole discretion of the President and Chief Executive Officer of Parent or the Board of Managers of the Company.

4. Other Programs and Benefits. The Executive shall be entitled to participate in other programs and benefits provided by the Company (including, without limitation, group insurance plans) to the same extent as other employees of the Company. The Company shall pay the reasonable expense of mobile telephone usage for the Executive (but not members of the Executive's family). Notwithstanding any previous policy of the Company, the Executive shall be responsible for the cost of his automobile (including personal automobile insurance), country club dues and other non-reimbursable personal expenses, if any.

5. Term; Termination. Unless otherwise earlier terminated, the Executive's employment under this Agreement shall commence on the Effective Date and shall continue until the fourth anniversary of the Effective Date and thereafter at the will of the parties. The employment of the Executive hereunder may be terminated by the Company at any time, with or without cause. Upon the termination of the Executive's employment for any reason, the Executive will be entitled to receive all accrued compensation through the date of termination.

6. Non-Disclosure; Non-Competition; Non-Solicitation. Executive acknowledges that, as a consequence of his employment by the Company, the Executive will be furnished and have access to substantially all Confidential Information of the Company. Executive acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Company and its business, (ii) Executive possesses unique skills and experience, (iii) the Company would suffer irreparable injury if Executive breached any of the terms of this Section 6, (iv) the Company will be at a substantial competitive disadvantage if such entity fails to acquire and maintain exclusive ownership of the Confidential Information or Executive fails to abide by the restrictions provided in this Section 6, (v) the compensation being paid to Executive pursuant to this Agreement is sufficient inducement for the Executive to agree to the terms hereof, (vi) the provisions of this Section 6 are reasonable and necessary to protect the business and interests of the Company, to prevent the improper use or disclosure of the Confidential Information and to provide the Company with exclusive ownership of all such Confidential Information, and (vii) the terms of this Section 6 preclude Executive from engaging in the conduct of the business of the Company only for a reasonable period. For the avoidance of doubt, the provisions set forth in this Section 6 are in addition to (and not in lieu of) provisions with respect to non-disclosure, non-competition and non-solicitation set forth in the Purchase Agreement dated August 29, 2008 between Parent and Executive (the "Purchase Agreement Provisions"), which may be in effect concurrently with this Agreement. In the event of any conflict between the provisions of this Agreement and the Purchase Agreement Provisions, Executive shall be subject to the most restrictive provision then in effect.

a. Non-Disclosure Agreement. Executive agrees that he will not (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree or (ii) use for his own account or use, cause, facilitate or allow any third party to use Confidential Information in any way.

b. Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company's business, whether conceived, prepared or developed by the Executive, the Company or otherwise, either alone or with others ("Work Product"), shall be the sole property of the Company.

c. Return of Materials. Upon termination of his employment for any reason, the Executive shall promptly deliver to the Company all materials in any medium containing, referring to or derived from any Confidential Information or Work Product of the Company, together with all other manuals, letters, notes, reports, data, tables and calculations which are the property of the Company, which are in the Executive's possession or under his control.

d. Non-Competition Agreement. From the date hereof through the date that is two (2) years following the termination of Executive's employment with the Company for any reason, Executive will not, directly or indirectly (including through any affiliate or related person), without the express written consent of Parent, (A) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any "Competing Business" (defined below) anywhere in the "Restricted Territory" (defined below), provided, however that nothing in this Agreement shall prohibit Executive from being a passive owner of less than five percent (5%) of the outstanding ownership interests of any entity which is publicly traded on a national exchange, so long as Executive has no active participation in the business or affairs of such entity (whether through employment, management, board position, consulting or otherwise); (B) induce any customer of the Company to patronize any Competing Business; (C) solicit or accept any Competing Business from any customer of the Company; (D) request or advise any customer, supplier or partner of the Company or any of its affiliates to withdraw, curtail or cancel its business with the Company; or (E) disclose to any Person engaged in any Competing Business the names or addresses of any of the customers of the Company. For purposes of this Agreement, the term "Competing Business" is defined to mean any activity or business (other than on behalf of the Company) that is or would be competitive with the business conducted by the Company at any time on or following the date hereof and prior to the date that is two (2) years following termination of Executive's employment with the Company for any reason. The term "Restricted Territory" is defined to mean any location in the United States or Canada.

e. Non-Solicitation Agreement. For a period of two (2) years following the termination of his employment with the Company for any reason, Executive shall not, either on its own behalf or on behalf of any business competing with the Purchaser,

directly or indirectly (A) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate such person's employment or agency, as the case may be, with such entity, or (B) attempt to induce any supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company.

f. Modification of Restrictions. The Executive agrees that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 6 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 6 shall remain in full force and effect. The Executive further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 6 is invalid or against public policy, the remaining provisions of this Section 6 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

g. Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 6, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by the Executive that the remedy at law for a breach of any of the covenants or provisions of this Section 6 may be inadequate and, therefore, the Company shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. The Executive waives any bond, surety, or other security that might be required of the Company as a condition of any such restraining order or injunctive relief.

h. Confidential Information Defined. For purposes of this Agreement, "Confidential Information" means any proprietary information, and any information which the Company reasonably considers to be proprietary, pertaining to the Company's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to the Company, whether or not reduced to writing.

i. Affiliates. Any reference to the Company in this Section 6 shall be deemed to include the Company, Parent, its subsidiaries and any other entity controlled by or under common control with Parent or its subsidiaries.

7. **Applicable Law and Venue.** THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE DEEMED PERFORMABLE IN TARRANT COUNTY, TEXAS, AND ANY ACTION TO ENFORCE OR CONSTRUE THE

TERMS OF THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS.

8. Attorney Fees. If any action at law or in equity, including an action for injunction or declaratory relief, is brought to enforce or interpret the provisions of this Agreement, each party shall pay their own legal fees and all of their costs and expenses of litigation.

9. Non-Waiver. The failure by the Company to complain of any act or omission on the part of the Executive, no matter how long the same may continue, shall not be deemed to be a waiver by the Company of any of its rights under this Agreement. The waiver by the Company at any time, expressed or implied, of any breach or attempted breach of this Agreement shall not be deemed a waiver or a consent to any subsequent breach or attempted breach of the same or any other type. If any action by the Executive shall require the consent or approval of the Company or Parent, such consent to or approval of the Company or Parent, as the case may be, to such action on any one occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.

10. Provisions Severable. Should any term or provision of this Agreement for any reason be held to be or declared illegal, invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject, term or provision is deemed to be illegal, invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In the event that any of the terms or provisions of this Agreement shall be held to be or declared illegal, invalid, void or unenforceable solely by virtue of the fact that such term or provision exceeds the permissible bounds of applicable law with respect to its scope or duration, this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope or duration of such term or provision to that permissible under applicable law, and the parties request that any court examining such issue employ great latitude in reforming this Agreement so as to make this Agreement, as reformed, valid and enforceable.

11. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersede all prior understanding or agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement; provided that the parties acknowledge that Executive shall be subject to the Purchase Agreement Provisions, which cover the subject matter set forth in Section 6 hereof. Except as provided herein, no amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by all parties hereto.

12. Binding Effect and Assignment. Each and all of the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the respective successors, heirs, and legal representatives of the Company and the Executive. This Agreement may not be assigned by either party without the prior written consent of the other party.

13. Notice. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be deemed to have been duly given

immediately upon personal delivery or mailing by first class, certified mail, postage prepaid. Any party may change the address to which notices, requests, demands or other communications to such party shall be mailed or sent by giving notice to the other parties in the manner provided herein. The addresses of the parties for purposes of this Agreement are as set forth on the signature page hereof.

14. Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

15. Execution in Counterparts. This Agreement and any amendment may be executed in any number of counterparts, either by the parties or their duly authorized attorney-in-fact, with the same effect as if all parties had signed the same document.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed to be effective as of the Effective Date hereinabove set forth.

COMPANY:

Heath XS, LLC

Name: Jeffrey L Heath
Title: President

Notice Address:

777 W. Main Street
Suite 1000
Fort Worth, Texas 76102
Attn.: Chief Executive Officer, Hallmark Financial Services, Inc.

EXECUTIVE:

Jeffrey L. Heath

Notice Address:

Jeffrey L Heath
59 S. Finley Ave.
Basking Ridge, NJ 07920